Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 23, 2022, is entered into by and among JAC Operations, Inc., a Delaware corporation (“JAC”), Freight Car Services, Inc., a Delaware corporation (“Freight”), JAIX Leasing Company, a Delaware corporation (“JAIX”), FreightCar Short Line, Inc., a Delaware corporation (“Short”), Johnstown America, LLC, a Delaware limited liability company (“Johnstown”), FreightCar Alabama, LLC, a Delaware limited liability company (“Alabama”), FreightCar Rail Services, LLC, a Delaware limited liability company (“Rail”), FreightCar Rail Management Services, LLC, a Delaware limited liability company (“Management”), FreightCar North America, LLC, a Delaware limited liability company (“FCNA”), FCA-Fasemex, LLC, a Delaware limited liability company (“FCA” and, together with JAC, Freight, JAIX, Short, Johnstown, Alabama, Rail, Management, FCNA, and any other Person who from time to time becomes a Borrower under the Loan Agreement, collectively, the “Borrowers” and each individually, a “Borrower”), each of the Guarantors signatory hereto and SIENA LENDING GROUP LLC (“Lender”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A. Lender, Borrowers and Guarantors have previously entered into that certain Amended and Restated Loan and Security Agreement dated July 30, 2021 (as amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers.

B. Lender, Borrowers and Guarantors now wish to amend the Loan Agreement on the terms and conditions set forth herein.

C. The Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Amendments to Loan Agreement.
(a)
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Amount of Loans / Letters of Credit. Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, Lender shall, from time to time prior to the Maturity Date, at Borrowing Agent’s request, (i) make revolving loans to Borrowers (“Revolving Loans”), and (ii) make, or cause or permit a Participant (as defined in Section 10.10) to issue, letters of credit (“Letters of Credit”) available to Borrowers; provided, that after giving effect to each such Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans will be exceeded. All Revolving Loans shall be made in and repayable in Dollars.

(b)
Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

1.2 Reserves re Revolving Loans / Letters of Credit. Lender may, with or without notice to Borrowing Agent, from time to time establish and revise Reserves against the Borrowing Base and/or the Maximum Revolving Facility Amount in such amounts and of such types as Lender deems appropriate in its Permitted Discretion. Such Reserves shall be available for Borrowing Agent to view in Passport 6.0 simultaneously with the imposition thereof; provided, that, unless an Event of Default has occurred and is continuing, Lender shall provide email notice advising Borrowing Agent of such Reserves two (2) Business Days prior to the imposition of such Reserves (during which period (x) Lender shall be available to discuss any such proposed Reserves with the Borrowing Agent to afford the Borrowing Agent an opportunity to take such action as may be required so that the event, condition or circumstance that is the basis for such Reserve no longer exists in the manner and to the extent satisfactory to the Lender in its Permitted Discretion and (y) Borrowers may not obtain any new Revolving Loan or Letter of Credit to the extent that, after giving pro forma effect to such proposed Reserves, such Revolving Loan or Letter of Credit would cause the outstanding balance of all Revolving Loans and the Letter of Credit Balance to exceed the lesser of (a) the Maximum Revolving Facility Amount minus Reserves and (b) the Borrowing Base). The amount of any Reserve established by the Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by the Lender (provided that the circumstances, conditions, events or contingencies existing or arising prior to the First Amendment Effective Date and known to the Lender, in each case, prior to the First Amendment Effective Date, shall, to the extent not reserved for as of the First Amendment Effective Date, not be the basis for the establishment of any Reserves after the First Amendment Effective Date, unless such circumstances, conditions, events or contingencies shall have changed since the First Amendment Effective Date) in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties. Without limiting the foregoing, references to Reserves shall include the Dilution Reserve. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender with respect thereto.

(c)
Section 1.6(b)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) Borrowers shall have provided to Lender such information as Lender may require in order to determine the Borrowing Base, as of such borrowing or issue date, after giving effect to such Loans and/or Letters of Credit, as applicable;

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(d)
Section 1.7(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, or

(e)
Section 1.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Voluntary Termination of Loan Facilities. Borrowers may, solely after the six (6) month anniversary of the First Amendment Effective Date and on at least fifteen (15) days prior and irrevocable written notice received by Lender, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans, and an Early Payment/Termination Premium in the amount specified in the paragraph under the heading “Early Payment/Termination Premium” in the Fee Letter. If, on the date of a voluntary termination pursuant to this Section 1.8, there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrowers shall provide to Lender cash collateral in an amount equal to 103% of the Letter of Credit Balance to secure all of the Obligations (including reasonable attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Lender. From and after such date of termination, Lender shall have no obligation whatsoever to extend any additional Loans or Letters of Credit and all of its lending commitments hereunder shall be terminated.

(f)
Section 3.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(a)
All Accounts (whether or not Eligible Accounts),
(g)
Section 4.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

4.1 Cash Management. Each Loan Party hereby represents and warrants that all Deposit Accounts (other than Excluded Accounts) and all other depositary and other accounts maintained by each Loan Party (other than Excluded Accounts) as of the Closing Date are described in Section 34 of the Information Certificate, which description includes for each such account the name of the Loan Party maintaining such account, the name of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, within forty-five (45) days after the establishment of a Deposit Account (other than an Excluded Account) (or such later date as the Lender may agree in writing in its sole discretion), the applicable Loan Party shall cause such Deposit Account to be subject to a control agreement by and among the applicable Loan Party, the Lender and the depositary institution, in form and substance satisfactory to the Lender in its Permitted Discretion; provided, that, any existing Deposit Account (other than Excluded Accounts) shall not be closed prior to the establishment of a control agreement on such new Deposit Account. Each Loan Party will, at its expense, establish (and revise from time to time as Lender may require in its Permitted Discretion) procedures acceptable to Lender, in Lender’s Permitted Discretion, for the collection of checks, wire transfers and all other

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proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”), which shall include depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party (but as to which upon the occurrence and during the continuance of a Springing DACA Event, Lender will have exclusive access) (each, a “Springing DACA Account”), under an arrangement acceptable to Lender in its Permitted Discretion with a depository bank satisfactory to Lender in its Permitted Discretion, pursuant to which all funds deposited into each Springing DACA Account are, upon the occurrence and during the continuance of a Springing DACA Event, to be transferred to Lender in such manner, and with such frequency, as Lender shall specify. Each Borrower agrees to execute, and to cause its depository banks and other account holders to execute, such springing deposit account control agreements and other documentation as Lender shall require in its Permitted Discretion from time to time in connection with the foregoing, all in form and substance satisfactory to Lender in its Permitted Discretion, and in any event such arrangements and documents must be in place on the Closing Date with respect to accounts in existence on the Closing Date, in each case excluding Excluded Accounts. Prior to the Closing Date, Borrower shall deliver to Lender a complete and executed Authorized Accounts form regarding Borrower’s operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.

(h)
Section 4.2(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(g) SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto. For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender’s receipt of an advice from Lender’s Bank (set forth in Section 5 of Schedule A) that such items have been credited to Lender’s account at Lender’s Bank (or upon Lender’s deposit thereof at Lender’s Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender two (2) Business Days after Lender’s receipt of advice of deposit thereof at Lender’s Bank.

(i)
Section 4.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

4.7 Access to Collateral, Books and Records. At reasonable times during normal business hours, Lender and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records not more than two (2) times per year (the scope of which shall be determined in Lender’s reasonable discretion), upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours as often as may be desired and without advance notice. Each Loan Party agrees to give Lender access to any

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or all of such Loan Party’s, and each of its Subsidiaries’, premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,500 per person per day (or such higher amount as shall represent Lender’s then current standard charge), plus out-of-pocket expenses. Upon the occurrence and during the continuance of an Event of Default and in the event Lender elects to exercise remedies hereunder, Lender may, at Borrowers’ expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and other financial professional third parties to disclose and deliver to Lender, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.

(j)
Section 5.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.4 Accounts, Chattel Paper and Inventory. As of each date reported by Borrowers, all Accounts which Borrowers have then reported to Lender as then being Eligible Accounts comply in all material respects with the criteria for eligibility set forth in the definition of Eligible Accounts. All such Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrowers in the ordinary course of their business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply in all material respects with all applicable laws and governmental rules and regulations.

(k)
Section 5.15(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(c)
Borrowing Base / Collateral Reports / Insurance Certificates / Information Certificate(s) / Other Items. The items described on Schedule D hereto by the respective dates set forth therein;

(l)
Section 5.15(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(d)
Projections, Etc. Not later than sixty (60) days after the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated basis, which projections shall include for each such period Borrowing Base projections, balance sheet projections, income statement projections and cash flow projections, together with appropriate supporting details and a statement of underlying assumptions used in preparing such projections;

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(m)
Section 10.8(b)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iv) monitor, manage and perfect security interests in all Collateral for the Obligations, including without limitation, to make the determination of whether any Accounts constitute Eligible Accounts or whether to impose, modify or release any Reserve;

(n)
Schedule A to the Loan Agreement is amended and restated in its entirety and replaced with the schedule in the form of Exhibit A hereto;
(o)
Schedule B to the Loan Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Accounts Advance Rate” means the percentage set forth in Section 1(c) of Schedule A.

“Accounts Sublimit” means the amount set forth in Section 1(d) of Schedule A.

“Borrowing Base” means, as of any date of determination, the Dollar Equivalent amount as of such date of determination of (a) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate (but in no event to exceed the Accounts Sublimit); plus (b) an amount equal to the original face amount of the Standby Letter of Credit minus (c) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit); minus (d) the Availability Block, if any, set forth in Section 1(b) of Schedule A.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” has the meaning set forth in Section 1(c) of Schedule A.

“Eligible Account” means, at any time of determination, an Account owned by a Loan Party which satisfies the general criteria set forth below and which is otherwise acceptable to Lender in its Permitted Discretion (provided, that Lender may, in its Permitted Discretion, change the general criteria for acceptability of Eligible Accounts and shall notify Loan Parties of such change promptly thereafter). An Account shall be deemed to meet the general criteria if:

(b) neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of the applicable Loan Party (with Accounts to be ineligible to the extent of any amounts owed by such applicable Loan Party to such Person as a creditor or supplier);

(b) it does not remain unpaid more than the earlier to occur of (i) the number of days after the original invoice date set forth in Section 4(a) of Schedule A or (ii) the number of days after the original invoice due date set forth in Section 4(b) of Schedule A;

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(c) the Account Debtor or its Affiliates are not past due (or past any of applicable dates referenced in clause (b) above) on other Accounts owing to the applicable Loan Party comprising more than 50% of all of the Accounts owing to the applicable Loan Party by such Account Debtor or its Affiliates;

(d) all Eligible Accounts owing by any single account debtor and its Subsidiaries and Affiliates (other than those other account debtors who are listed from time to time on Schedule F annexed hereto, which may be updated from time to time upon the mutual written (which may be electronic) agreement of Lender and Borrowers) do not represent more than 50% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (d) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 50% of all otherwise Eligible Accounts); provided that Lender will consider upon written request from Borrowers, in its sole discretion, additional investment-grade companies for inclusion hereunder;

(e) the Account complies with each covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to Eligible Accounts (including any of the representations set forth in Section 5.4);

(f) the Account is not subject to any contra relationship, counterclaim, dispute or set-off; provided, that such Account shall be deemed to be ineligible only to the extent of such contra, counterclaim, dispute or set-off;

(g) the Account Debtor’s chief executive office or principal place of business is located in the United States or Canada, unless (i) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its Permitted Discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender in its Permitted Discretion, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender’s agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms, conditions and in an amount acceptable to Lender in its Permitted Discretion;

(h) the Account is payable solely in Dollars;

(i) the Account is absolutely owing to such Loan Party and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings;

(j) [reserved];

(k) the Account Debtor is not the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof) (“Governmental Account Debtor”), unless the applicable Loan Party has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar state or local law in a manner reasonably satisfactory to Lender;

(l) the Account is at all times subject to Lender’s duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (i) were not, at the time of sale, subject to any Lien except

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Permitted Liens and (ii) have been sold by the applicable Loan Party to the Account Debtor in the ordinary course of the applicable Loan Party’s business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by the applicable Loan Party and accepted by the Account Debtor in the ordinary course of the applicable Loan Party’s business;

(m) the Account is not evidenced by Chattel Paper or an Instrument of any kind (unless delivered to Lender in accordance with Section 3.2 of this Agreement) and has not been reduced to judgment;

(n) the Account Debtor’s total indebtedness to the applicable Loan Party does not exceed the amount of any credit limit established by the applicable Loan Party or Lender in its Permitted Discretion and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (n) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(o) there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor’s financial condition or impair or delay the collectability of all or any portion of such Account;

(p) Lender has been furnished with all documents and other information pertaining to such Account which Lender has reasonably requested, or which the applicable Loan Party is obligated to deliver to Lender, pursuant to this Agreement;

(q) the applicable Loan Party has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (b) above;

(r) the applicable Loan Party has not posted a surety or other bond in respect of the contract under which such Account arose; and

(s) the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law.

“First Amendment Effective Date” means February 23, 2022.

“Springing DACA Event” means (a) any date on which Borrower has Minimum Liquidity of less than $2,000,000 or (b) the occurrence and during the continuance of an Event of Default.

(p)
The definition of “Excess Availability” set forth in Schedule B to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Excess Availability” means the amount, as determined by Lender, calculated at any date, equal to the difference of (a) the lesser of (x) the Maximum Revolving Facility Amount and all Reserves and (y) the Borrowing Base, minus (b) the outstanding balance of all Revolving Loans and the Letter of Credit Balance;

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provided that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

(q)
The definition of “Minimum Liquidity” set forth in Schedule B to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Minimum Liquidity” means on any date of determination, an amount equal to (a) Excess Availability plus (b) immediately available unrestricted cash on hand less outstanding or held checks plus (c) the aggregate amount of the undrawn portion of the Term Debt Permitted Indebtedness.

(r)
The definition of “Reserves” set forth in Schedule B to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Reserves” means, as of any date of determination, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, reserves in amounts that the Lender deems necessary or appropriate, in each case including, but not limited to, in its Permitted Discretion and subject to Section 1.2 to establish and maintain (a) to reflect any impediments to the Lender’s ability to realize upon the Collateral included in the Borrowing Base or the proceeds thereof, (b) to reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon the Collateral included in the Borrowing Base or the proceeds thereof, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base or the proceeds thereof, or (d) to reflect matters that adversely affect the enforceability or priority of the Lender on the Collateral (including, (x) reserves with respect to sums that any Borrowers are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased personal property assets, rents or other amounts payable under such leases) and has failed to pay, (y) reserves for slow-moving Inventory and Inventory shrinkage, and (z) reserves for rebates, discounts, warranty claims and returns); provided, further that, to the extent that any Reserve is in respect of amounts that may be payable to third parties, the Lender may, at its option, but without duplication, deduct such Reserve from the Maximum Revolving Facility Amount at any time that the Maximum Revolving Facility Amount is less than the amount of the Borrowing Base.

(s)
Schedule D to the Loan Agreement is amended and restated in its entirety and replaced with the schedule in the form of Exhibit D hereto.
(t)
Schedule F to the Loan Agreement is amended and restated in its entirety and replaced with the schedule in the form of Exhibit F hereto.
2.
Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Lender, of the following conditions.
(a)
Amendment. Lender shall have received this Amendment fully executed by all the parties hereto;
(b)
Second Amended and Restated Fee Letter. Lender shall have received that certain Second Amended and Restated Fee Letter fully executed by all of the parties thereto;

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(c)
Amendment No. 4 to Intercreditor. Lender shall have received that certain Amendment No. 4 to Intercreditor Agreement fully executed by all of the parties thereto;
(d)
Secretary’s Certificates. Lender shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance satisfactory to Lender dated as of the date hereof which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Lender, of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing the execution, delivery and performance of this Amendment and each other Loan Document to which such Loan Party is a party, (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Amendment and the other Loan Documents which such Loan Party is a party, (iii) copies of the Organic Documents of such Loan Party as in effect on such date, complete with all amendments thereto (or a certification of no changes to the Organic Documents previously delivered to Lender), and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization dated not more than 30 days prior to the First Amendment Effective Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;
(e)
Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(f)
Bring Down Searches. Lender shall have received the results of “bring down” lien search results in form and substance satisfactory to Lender;
(g)
Field Exam. Lender shall have received the results of a field examination with respect to Borrower’s Accounts in form and substance satisfactory to Lender; and
(h)
Payment of Expenses. Lender shall have received payment or reimbursement for its reasonable and documented out-of-pocket attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto (the “Fees and Expenses”). Borrowers hereby authorize Lender to charge as a Revolving Loan the amount of the Fees and Expenses all when due and payable in satisfaction thereof, and request, to the extent that Borrowers have not separately reimbursed Lender, that Lender makes one or more Revolving Loans on or after the date hereof in an aggregate amount equal to the total amount of such Fees and Expenses, and that Lender disburses the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.
(i)
Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by Lender.
3.
Representations and Warranties. Each Loan Party represents and warrants as follows:
(a)
Authority. Such Loan Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable,

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action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.
(b)
Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.
(c)
Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
(d)
Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate or limited liability company, as applicable, action, have received all necessary governmental approval, if any, and do not contravene any applicable law or any material contractual restrictions binding on any Loan Party.
(e)
No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.
4.
Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT AND ALL SUCH RELATED LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).
5.
Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.
6.
Reference to and Effect on the other Loan Documents.
(a)
Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

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(b)
Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.
(c)
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.
(d)
To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
7.
Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Loan Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrowers as against Lender with respect to the Obligations.
8.
Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
9.
Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
10.
Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Lender to waive any of its rights and remedies under the Loan Agreement or any other Loan Document, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
11.
Guarantors’ Acknowledgment. With respect to the amendments to the Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by this Amendment. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Remainder of page Intentionally Blank]

12

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	[JAC OPERATIONS, INC.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FREIGHT CAR SERVICES, INC.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[JAIX LEASING COMPANY
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FREIGHTCAR SHORT LINE, INC.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[JOHNSTOWN AMERICA, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FREIGHTCAR ALABAMA, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FREIGHTCAR RAIL SERVICES, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[Signature Page for First Amendment to Loan and Security Agreement]

FREIGHTCAR RAIL MANAGEMENT SERVICES, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FREIGHTCAR NORTH AMERICA, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FCA-FASEMEX, LLC
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

GUARANTORS:	[FREIGHTCAR AMERICA, INC.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[FCA-FASEMEX, S. DE R.L. DE C.V.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

FCA-FASEMEX ENTERPRISE, S. DE R.L. DE C.V.
By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer and Secretary

[Signature Page for First Amendment to Loan and Security Agreement]

SIENA LENDING GROUP LLC
By:	/s/ Keith Holler
Name:	Keith Holler
Title:	Authorized Signatory

By:	/s/ Steve Sanicola
Name:	Steve Sanicola
Title:	Authorized Signatory

[Signature Page for First Amendment to Loan and Security Agreement]

Exhibit A

Schedule A

Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit:
(a) Maximum Revolving Facility Amount:	$35,000,000
(b) Availability Block:	3.00% of the issued and undrawn amount under the Standby Letter of Credit
(c) Accounts Advance Rate:

80%; provided, that if Dilution exceeds 5%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the “Dilution Reserve”).

(d) Accounts Sublimit:	$10,000,000
3. Interest Rates:
(b) Revolving Loans made in respect of Excess Availability arising from clause (b) of the definition of Borrowing Base	1.50% per annum in excess of the Base Rate
(a) All other Revolving Loans	2.00 % per annum in excess of the Base Rate
4. Maximum Days re Eligible Accounts:
(a) Maximum days after original invoice date for Eligible Accounts:	Ninety (90) days
(b) Maximum days after original invoice due date for Eligible Accounts:	Sixty (60) days
5. Lender’s Bank:

Wells Fargo Bank, National Association and its affiliates
Siena Lending Group Depository Account
Wells Fargo Bank NA
Account # 4986311751
ABA Routing # 121 000 248
Reference: JAC Operations, Inc.
(which bank may be changed from time to time by notice from Lender to Borrowers)

6. Scheduled Maturity Date:	October 8, 2023

Exhibit D

Schedule D

Provide Lender with each of the documents set forth below at the following times in form satisfactory to Lender:

Weekly, but in any event no later than the date of each request made for a Revolving Loan or more frequently if Lender requests
•
a detailed aging, by total, of Borrowers’ Accounts, together with an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrowers’ Accounts (delivered electronically in an acceptable format)
•
a summary aging, by vendor, of each Loan Party’s accounts payable and any book overdraft and an aging, by vendor, of any held checks (delivered electronically in an acceptable form)
•
notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ Accounts
•
copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation all upon Lender’s reasonable request

Monthly	• a backlog report
Yearly (no later than 90 days after the end of each Fiscal Year of Borrowers), as set forth in Section 5.15(a)	• consolidated financial statements of Holdings as of the end of such Fiscal Year • a Compliance Certificate
Yearly (no later than 30 days after the end of each Fiscal Year of Borrowers), as set forth in Section 5.15(d)
•
monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated basis
•
an updated Information Certificate reflecting all changes since the date of the information most recently received by the Lender pursuant to this requirement.

Quarterly (no later than the 45 days after the end of each calendar quarter), as set forth in Section 5.15(b)
•
the unaudited interim consolidated financial statements of Holdings as of the end of such quarter and of the portion of such Fiscal Year then elapsed
•
a trial balance in form and substance reasonably satisfactory to Lender, Form 10-K Annual Report and Form 10-Q Quarterly Report and trial balance (referred to as the “FTA”) for Passport 6.0, in a form to be determined by Lender
•
a Compliance Certificate

Exhibit F

Schedule F

1.
Vulcan Materials Company
2.
Union Pacific Railroad Company, Inc.
3.
CSX Transportation, Inc.
4.
Mitsubishi HC Capital, Inc.
5.
Global Atlantic Financial Group (dba Infinity Transportation)
6.
Citizens Asset Finance
7.
Marubeni (dba Midwest Railcar Corporation)